News Release

EXHIBIT 99.1

SM ENERGY REPORTS YEAR-END 2018 RESULTS AND 2019 OPERATING PLAN
REALIZING VALUE CREATION FROM TOP TIER EXECUTION

Denver, CO February 20, 2019 - SM Energy Company ("SM Energy" or the “Company”) (NYSE: SM) today announces year-end 2018 financial and operating results, year-end 2018 proved reserves, new RockStar well results and its 2019 operating plan. Highlights include:

•	Sizable reserves growth - Proved reserves of 503 MMBoe at year-end 2018 were up 18% year-over-year from retained assets and include reserve additions net of revisions of 119 MMBoe.

•
Capital efficiency drives value creation - The standardized measure of discounted future net cash flows and pre-tax PV-10 (a non-GAAP measure, reconciled below) at year-end 2018 were $4.7 billion and $5.1 billion, respectively. The standardized measure and pre-tax PV-10 were up $1.6 billion and $2.0 billion, respectively, reflecting sizable increases in both the Permian and Eagle Ford asset values.

•
Free cash flow generation in sight - The 2019 operations plan includes a projected 20%-plus reduction in total capital spend and approximately 20% growth in Permian production from retained assets (at mid-points of guidance, respectively), targeting free cash flow in the second half of 2019.

•	More big wells - New RockStar results include four wells with 30-day peak IP rates that averaged approximately 2,000 Boe/d per well and 90% oil, two of which are fully bounded and two half-bounded.
MANAGEMENT COMMENTARY
President and Chief Executive Officer Jay Ottoson comments: “2018 was a very successful year. During the second year of our three-year portfolio transition plan we completed the coring-up of our portfolio to focus on our two high return assets, generated a 66% increase in our operating margin (pre-hedge) driven by a 97% increase in core Permian production (based on retained assets), delivered significant value creation as measured by proved reserve additions and pre-tax PV-10, and set the foundation for long-term profitable growth. In 2019, we expect to continue our upward trajectory for production and cash flows while targeting cash flow neutrality in the second half of the year.”
2018 IN REVIEW
YEAR-END 2018 PROVED RESERVES
Year-end 2018 proved reserves of 503 MMBoe are calculated in accordance with SEC pricing at $65.56 per barrel of oil NYMEX, $3.10 per MMBtu of natural gas at Henry Hub, and $33.45 per barrel of NGLs at Mt. Belvieu. Year-end proved reserves were 35% oil, 21% NGLs and 44% natural gas. Proved reserves were 49% proved developed.

•	Adjusting for divestitures in the first half of 2018, proved reserves increased 18% on a retained asset basis.

•	Proved reserve additions from drilling, excluding revisions, were 188 MMBoe.

The table below provides a reconciliation of changes in the Company’s proved reserves from year-end 2017 to year-end 2018:

Proved reserves at year-end 2017 (MMBoe)	468
Divestitures completed in 2018	(40)
Proved reserves at year-end 2017 pro forma sold properties	428
Production	(44)
Reserve additions from drilling	188
Reserve additions through acquisitions	—
Reserve revisions including price and 5-year rule	(69)
Proved reserves year-end 2018 (MMBoe)	503
A hypothetical sensitivity to the Company’s proved reserves at strip pricing as of December 31, 2018 (oil averaged $50.02/Bbl, natural gas averaged $2.70/MMBtu and NGLs averaged $23.67/Bbl) reduced proved reserves by only (12) MMBoe, as the Company’s core Permian and Eagle Ford assets support high returns and low breakeven points.
The standardized measure of discounted future net cash flows was $4.7 billion at year-end 2018, up $1.6 billion from $3.0 billion at year-end 2017. Pre-tax PV-10 (a non-GAAP measure, reconciled to the standardized measure below) was $5.1 billion, up $2.0 billion from $3.1 billion at year-end 2017. Pro forma for sold properties, pre-tax PV-10 increased $2.3 billion or 79% compared with the pre-tax PV-10 of retained assets at year-end 2017. This sizable increase in pre-tax PV-10 reflects a $0.64 billion increase in the Company’s Eagle Ford assets and a $1.63 billion increase in the Company’s Permian assets. The higher Eagle Ford value reflects capital efficiencies associated with new well design, including longer laterals, better well placement, up-spacing and improved completions, as well as higher pricing. The higher Permian value is driven predominantly by successful delineation drilling and associated reserve additions.
A hypothetical sensitivity to pre-tax PV-10 applying a flat $55/Bbl WTI oil and $3.00/MMBtu Henry Hub natural gas supports a year-over-year pre-tax PV-10 increase of $1.0 billion.
SUMMARY WELL RESULTS
Twenty-nine new wells in the RockStar area reached peak 30-day IP rates in the latest reporting period. Highlights include:

•	Rates averaging approximately 2,000 Boe/d per well from four Wolfcamp A wells on the Beesly pad that were fully or half-bounded.

•	All 29 wells averaged approximately 1,400 Boe/d per well from three intervals across the acreage position.

FOURTH QUARTER AND FULL YEAR RESULTS
See the Financial Highlights section below for production and per Boe detail, summary financial statements and non-GAAP reconciliations.
PRODUCTION AND CERTAIN PER BOE RESULTS

	For the Three Months Ended December 31,			For the Twelve Months Ended December 31,
	2018	2017	Percent Change	2018	2017	Percent Change
Production (MMBoe)	11.3	10.4	9%	43.9	44.5	(1)%
Production (MBoe/d)	122.8	112.6	9%	120.3	121.8	(1)%
Production from retained assets (MMBoe)	11.3	9.4	20%	42.7	38.5	11%

	$/Boe	$/Boe		$/Boe	$/Boe
Average realized price (pre-hedge)	34.74	32.95	5%	37.27	28.20	32%
Average realized price (post-hedge)	31.74	32.16	(1)%	34.18	28.68	19%

Lease operating expense	4.98	5.10	(2)%	4.74	4.43	7%
Transportation costs	4.19	5.01	(16)%	4.36	5.48	(20)%
Production and ad valorem taxes	1.58	1.74	(9)%	2.00	1.52	(32)%
General and administrative	2.69	3.15	(15)%	2.65	2.64	—%

Operating margin (pre-hedge)	21.30	17.95	19%	23.52	14.13	66%
Full year 2018 net income was $508.4 million, or EPS of $4.48 (per diluted common share). Net income for the fourth quarter of 2018 was $309.7 million, or EPS of $2.73 (per diluted common share).
Full year and fourth quarter 2018 net cash provided by operating activities (GAAP) was $720.6 million and $179.5 million, respectively.
As discussed in the following paragraphs, adjusted net income (loss), adjusted net income (loss) per diluted common share, adjusted EBITDAX, and net debt-to-adjusted EBITDAX are non-GAAP measures. Please reference the reconciliations of these measures to the most directly comparable GAAP financial measures at the end of this release.
Full year 2018 adjusted net income was $3.3 million, or $0.03 per diluted common share, up from an adjusted net loss of ($91.2) million, or ($0.82) per diluted common share in 2017. For the fourth quarter of 2018, adjusted net loss was ($20.0) million, or ($0.18) per diluted common share.
For full year 2018, adjusted EBITDAX was $900.4 million compared with $663.2 million in 2017. The 36% increase in adjusted EBITDAX was primarily driven by more than 90% growth in production from the Company’s high margin Permian Basin assets and higher benchmark commodity prices that resulted in a 66% increase in the Company’s operating margin per Boe (pre-hedge), which was partially offset by ($135.8) million realized loss on derivatives in 2018 versus a gain of $21.2 million in 2017. Fourth quarter 2018 adjusted EBITDAX was $209.2 million compared with $172.9 million in the prior year period. Similarly, the increase was primarily driven by production growth from high margin Permian assets supporting a 19% increase in the operating margin (pre-hedge), despite lower oil and NGL prices compared with the same period in 2017.

COSTS INCURRED AND TOTAL CAPITAL SPEND
As previously reported, costs incurred in oil and gas activities for full year 2018 were $1.4 billion and total capital spend (a non-GAAP measure, reconciled below) was $1.3 billion. Highlights of the 2018 capital program included:

•	In the Permian Basin, the Company drilled 117 net wells and completed 104 net wells.

•
In the Eagle Ford, the Company drilled 20 net wells and completed 26 net wells. The Company also participated with its joint-venture partner in drilling 18 gross wells (of which six related to Phase II of the JV program) and completing 16 gross wells at no capital cost to the Company.

2019 OPERATING PLAN AND GUIDANCE
Total capital spend and discretionary cash flow are non-GAAP measures. The Company is unable to present a reconciliation of forward-looking total capital spend and discretionary cash flow because components of the calculations, such as potential acquisitions and changes in current assets and liabilities, are inherently unpredictable. Moreover, estimating such GAAP measures with the required precision necessary to provide a meaningful reconciliation is extremely difficult and could not be accomplished without unreasonable effort.
Strategic priorities remain unchanged and on track as the Company enters the third year of its three-year plan to transition its asset portfolio to focus on its two high return assets in the Permian Basin and Eagle Ford. In 2019, the Company will continue to prioritize the growth and development of its Permian Basin assets, in order to optimize cash flow growth, and to target total capital spend within discretionary cash flow (a non-GAAP measure reconciled below for 2018) during the second half of 2019. By year-end 2019, the Company projects that it will be positioned for sustainable and profitable growth in production and cash flows (debt adjusted), generating free cash flow, based on its 2019 plan at $55/Bbl WTI oil and $3/MMBtu Henry Hub long-term plan. Key components of the 2019 plan include:

•
Total capital spend of $1,000 -1,070 million. This total capital spend represents a 22% decrease, at the mid-point, compared with 2018. The plan allocates approximately 90% of total capital spend to drilling and completion costs.

•
Permian Basin activity is expected to include drilling and completing approximately 100 net wells. This level of activity is expected to support approximately 20% growth year-over-year in Permian production (based on retained assets). The Company is currently operating five rigs in the area, with plans to add a sixth rig in March, and three completions crews.

◦
In the RockStar area, the 2019 program will include 34 Lower Spraberry completions, a four-fold increase over the eight completions in that interval during 2018. While Lower Spraberry wells are shallower and less expensive, these wells take longer to reach peak rates than Wolfcamp wells; therefore, these wells will not contribute as much production in 2019 as comparable Wolfcamp wells.

•
Eagle Ford activity is expected to include drilling 28 and completing 18 net wells. This level of activity is expected to sustain flat year-over-year production in the program. In addition, the Company agreed with its joint venture partner to a Phase II program that includes drilling 12 gross wells (of which six were drilled in 2018) and completing 12 gross wells, at no incremental capital cost to the Company. 2019 Eagle Ford wells will employ the Company’s latest drilling and completion designs, which include improved landing zone placement, longer laterals, up-spaced wells and variations to the completion design.

2019 GUIDANCE

•	Total production of 45-48 MMBoe, or 123.3-131.5 MBoe/d, approximately 43%-44% oil.

•	Lease operating expense, including workovers ~$5.00/Boe

•	Transportation expense ~$4.25/Boe

•	Production and ad valorem taxes of 4% and ~$0.70/Boe, respectively, or ~$2.00/Boe combined

•	G&A, including non-cash compensation ~$120 MM

•	Exploration expense, including capitalized overhead, included in total capital spend ~$50 MM

•	DD&A ~$17.00/Boe
FIRST QUARTER 2019 GUIDANCE

•
Total production 10.5-10.9 MMBoe, or 116.7-121.1 MBoe/d, approximately 45% oil. The production range in the first quarter reflects expected effects from a continuing force majeure event at a Permian Basin natural gas plant.

•	Total capital spend of $325-350 million. In general, capital spend is weighted toward the first half of the year.

•	In the Permian Basin, the Company expects to complete 26 wells, predominantly on the Merlin Maximus pads.

•	In the Eagle Ford, the Company will begin its planned completions in March with two completions expected that month.
SCHEDULE FOR YEAR-END 2018 REPORTING
February 20, 2019 - In conjunction with this release, a pre-recorded webcast discussion of the fourth quarter and full year 2018 financial and operating results, transcript, and an associated presentation, will be posted to the Company’s website at ir.sm-energy.com.
February 21, 2019 - Please join SM Energy management at 8:00 a.m. Mountain time/10:00 a.m. Eastern time for the fourth quarter and full year 2018 financial and operating results Q&A session. This discussion will be accessible via webcast (available live and for replay) on the Company’s website at ir.sm-energy.com or by telephone at:

•	Live (conference ID 2633668) - Domestic toll free/International: 844-343-4183/647-689-5129

•	Replay (conference ID 2633668) - Domestic toll free/International: 800-585-8367/416-621-4642
The call replay will be available approximately one hour after the call until February 28, 2019.
FORWARD LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of securities laws. The words "anticipate," "budget," "estimate," "expect," "forecast," "guidance," "plan," "project," “target,” "will" and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. Forward-looking statements in this release include, among other things: guidance for full-year 2019 and the first quarter of 2019, including projected production volumes, lease operating expenses, transportation expenses, taxes, general and administrative costs and capital expenditures; projections for the timing of achieving cash flow neutrality; and the status of a third-party force majeure event affecting production volumes. General risk factors include the availability, proximity and capacity of gathering, processing and transportation facilities; the volatility and level of oil, natural gas, and natural gas liquids prices and related differentials, including any impact on the Company’s asset carrying values or reserves arising from price declines; uncertainties inherent in projecting future timing and rates of production or other results from drilling and completion activities; the imprecise nature of estimating oil and natural gas reserves; uncertainties inherent in projecting future drilling and completion activities, costs or results; the uncertain nature of joint venture or similar efforts and the ability to complete any such transactions; the uncertain nature of expected benefits from the actual or expected joint venture or similar efforts; the availability of additional economically attractive exploration, development, and acquisition opportunities for future growth and any necessary financings; unexpected drilling conditions and results; unsuccessful exploration and development drilling results; the availability of drilling, completion, and operating equipment and services; the risks associated with the Company's commodity price risk management strategy; uncertainty regarding the ultimate impact of potentially dilutive securities; and other such matters discussed in the Risk Factors section of SM Energy's most recent Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this announcement. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.
ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.
SM ENERGY INVESTOR CONTACT
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2018
Production Data
	For the Three Months Ended December 31,			For the Twelve Months Ended December 31,
	2018	2017	Percent Change	2018	2017	Percent Change
Average realized sales price, before the effects of derivative settlements:
Oil (per Bbl)	$49.29	$53.32	(8)%	$56.80	$47.88	19%
Gas (per Mcf)	$3.71	$3.09	20%	$3.43	$3.00	14%
NGL (per Bbl)	$24.01	$26.01	(8)%	$27.22	$22.35	22%
Per Boe	$34.74	$32.95	5%	$37.27	$28.20	32%
Average realized sales price, including the effects of derivative settlements:
Oil (per Bbl)	$47.94	$48.90	(2)%	$53.13	$45.60	17%
Gas (per Mcf)	$3.01	$4.03	(25)%	$3.31	$3.72	(11)%
NGL (per Bbl)	$19.36	$18.84	3%	$20.44	$18.91	8%
Equivalent (per Boe)	$31.74	$32.16	(1)%	$34.18	$28.68	19%
Production (1):
Oil (MMBbls)	5.1	3.8	33%	18.8	13.7	37%
Gas (Bcf)	25.5	26.0	(2)%	103.2	123.0	(16)%
NGL (MMBbls)	2.0	2.2	(11)%	7.9	10.3	(23)%
MMBoe	11.3	10.4	9%	43.9	44.5	(1)%
Average daily production (1):
Oil (MBbls/d)	55.3	41.5	33%	51.4	37.4	37%
Gas (MMcf/d)	277.0	282.5	(2)%	282.7	337.0	(16)%
NGL (MBbls/d)	21.3	24.0	(11)%	21.8	28.2	(23)%
MBoe/d	122.8	112.6	9%	120.3	121.8	(1)%
Per Boe Data:
Realized price before the effects of derivative settlements	$34.74	$32.95	5%	$37.27	$28.20	32%
Lease operating expense	4.98	5.10	(2)%	4.74	4.43	7%
Transportation costs	4.19	5.01	(16)%	4.36	5.48	(20)%
Production taxes	1.19	1.41	(16)%	1.52	1.18	29%
Ad valorem tax expense	0.39	0.33	18%	0.48	0.34	41%
General and administrative (2) (3)	2.69	3.15	(15)%	2.65	2.64	—%
Operating margin, before the effects of derivative settlements (3)	21.30	17.95	19%	23.52	14.13	66%
Derivative settlement gain (loss)	(3.00)	(0.79)	280%	(3.09)	0.48	(744)%
Operating margin, including the effects of derivative settlements (3)	$18.30	$17.16	7%	$20.43	$14.61	40%
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	$16.10	$12.69	27%	$15.15	$12.53	21%
(1) Amounts and percentage changes may not calculate due to rounding.
(2) Includes non-cash stock-based compensation expense per Boe of $0.42 and $0.40 for the three months ended December 31, 2018, and 2017, respectively, and $0.42 and $0.37 for the twelve months ended December 31, 2018, and 2017, respectively.

(3) Certain prior period amounts have been adjusted to conform to the current period presentation due to an accounting standards update.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2018
Consolidated Balance Sheets
(in thousands, except share data)	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$77,965	$313,943
Accounts receivable	167,536	160,154
Derivative assets	175,130	64,266
Prepaid expenses and other	8,632	10,752
Total current assets	429,263	549,115
Property and equipment (successful efforts method):
Proved oil and gas properties	7,278,362	6,139,379
Accumulated depletion, depreciation, and amortization	(3,417,953)	(3,171,575)
Unproved oil and gas properties	1,581,401	2,047,203
Wells in progress	295,529	321,347
Properties held for sale, net	5,280	111,700
Other property and equipment, net of accumulated depreciation of $57,102 and $49,985, respectively	88,546	106,738
Total property and equipment, net	5,831,165	5,554,792
Noncurrent assets:
Derivative assets	58,499	40,362
Other noncurrent assets	33,935	32,507
Total noncurrent assets	92,434	72,869
Total assets	$6,352,862	$6,176,776
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$403,199	$386,630
Derivative liabilities	62,853	172,582
Total current liabilities	466,052	559,212
Noncurrent liabilities:
Revolving credit facility	—	—
Senior Notes, net of unamortized deferred financing costs	2,448,439	2,769,663
Senior Convertible Notes, net of unamortized discount and deferred financing costs	147,894	139,107
Asset retirement obligations	91,859	103,026
Asset retirement obligations associated with oil and gas properties held for sale	—	11,369
Deferred income taxes	223,278	79,989
Derivative liabilities	12,496	71,402
Other noncurrent liabilities	42,522	48,400
Total noncurrent liabilities	2,966,488	3,222,956
Stockholders’ equity:
Common stock, $0.01 par value - authorized: 200,000,000 shares; issued and outstanding: 112,241,966 and 111,687,016 shares, respectively	1,122	1,117
Additional paid-in capital	1,765,738	1,741,623
Retained earnings (1)	1,165,842	665,657
Accumulated other comprehensive loss (1)	(12,380)	(13,789)
Total stockholders’ equity	2,920,322	2,394,608
Total liabilities and stockholders’ equity	$6,352,862	$6,176,776
(1) The Company reclassified $3.0 million of tax effects stranded in accumulated other comprehensive loss to retained earnings as of January 1, 2018 due to an accounting standards update.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2018
Consolidated Statements of Operations
(in thousands, except per share data)	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2018	2017	2018	2017
		(as adjusted)		(as adjusted)
Operating revenues and other income:
Oil, gas, and NGL production revenue	$392,531	$341,187	$1,636,357	$1,253,783
Net gain (loss) on divestiture activity	1,261	537	426,917	(131,028)
Other operating revenues, net	400	(1,186)	3,798	6,621
Total operating revenues and other income	394,192	340,538	2,067,072	1,129,376
Operating expenses:
Oil, gas, and NGL production expense	121,450	122,833	487,367	507,906
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	181,970	131,393	665,313	557,036
Exploration(1)	14,322	15,794	55,166	54,713
Impairment of proved properties	—	—	—	3,806
Abandonment and impairment of unproved properties	23,274	12,115	49,889	12,272
General and administrative(1)	30,438	32,665	116,504	117,283
Net derivative (gain) loss(2)	(411,136)	115,778	(161,832)	26,414
Other operating expenses, net	4,109	7,364	18,328	13,667
Total operating expenses	(35,573)	437,942	1,230,735	1,293,097
Income (loss) from operations	429,765	(97,404)	836,337	(163,721)
Interest expense	(38,056)	(43,618)	(160,906)	(179,257)
Loss on extinguishment of debt	(18)	—	(26,740)	(35)
Other non-operating income (expense), net	69	(2,381)	3,086	(800)
Income (loss) before income taxes	391,760	(143,403)	651,777	(343,813)
Income tax (expense) benefit	(82,028)	117,145	(143,370)	182,970
Net income (loss)	$309,732	$(26,258)	$508,407	$(160,843)

Basic weighted-average common shares outstanding	112,138	111,611	111,912	111,428
Diluted weighted-average common shares outstanding	113,286	111,611	113,502	111,428
Basic net income (loss) per common share	$2.76	$(0.24)	$4.54	$(1.44)
Diluted net income (loss) per common share	$2.73	$(0.24)	$4.48	$(1.44)

(1) Non-cash stock-based compensation component included in:
Exploration expense	$1,463	$2,402	$5,539	$6,300
General and administrative expense	4,765	4,138	18,369	16,400
Total non-cash stock-based compensation	$6,228	$6,540	$23,908	$22,700

(2) The net derivative (gain) loss line item consists of the following:
Settlement (gain) loss	$33,892	$8,168	$135,803	$(21,234)
(Gain) loss on fair value changes	(445,028)	107,610	(297,635)	47,648
Net derivative (gain) loss	$(411,136)	$115,778	$(161,832)	$26,414

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2018
Consolidated Statements of Stockholders' Equity
(in thousands, except share data and dividends per share)			Additional Paid-in Capital		Accumulated Other Comprehensive Loss	Total Stockholders’ Equity

	Common Stock			Retained Earnings
	Shares	Amount
Balances, January 1, 2016	68,075,700	$681	$305,607	$1,559,515	$(13,402)	$1,852,401
Net loss	—	—	—	(757,744)	—	(757,744)
Other comprehensive loss	—	—	—	—	(1,154)	(1,154)
Cash dividends, $ 0.10 per share	—	—	—	(7,751)	—	(7,751)
Issuance of common stock under Employee Stock Purchase Plan	218,135	2	4,196	—	—	4,198
Issuance of common stock upon vesting of RSUs and settlement of PSUs, net of shares used for tax withholdings	199,243	2	(2,356)	—	—	(2,354)
Stock-based compensation expense	53,473	1	26,896	—	—	26,897
Issuance of common stock from stock offerings, net of tax	42,710,949	427	1,382,666	—	—	1,383,093
Equity component of 1.50% Senior Convertible Notes due 2021 issuance, net of tax	—	—	33,575	—	—	33,575
Purchase of capped call transactions	—	—	(24,195)	—	—	(24,195)
Other	—	—	(9,833)	—	—	(9,833)
Balances, December 31, 2016	111,257,500	$1,113	$1,716,556	$794,020	$(14,556)	$2,497,133
Net loss	—	—	—	(160,843)	—	(160,843)
Other comprehensive income	—	—	—	—	767	767
Cash dividends, $0.10 per share	—	—	—	(11,144)	—	(11,144)
Issuance of common stock under Employee Stock Purchase Plan	186,665	2	2,621	—	—	2,623
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	171,278	1	(1,241)	—	—	(1,240)
Stock-based compensation expense	71,573	1	22,699	—	—	22,700
Cumulative effect of accounting change	—	—	1,108	43,624	—	44,732
Other	—	—	(120)	—	—	(120)
Balances, December 31, 2017	111,687,016	$1,117	$1,741,623	$665,657	$(13,789)	$2,394,608
Net income	—	—	—	508,407	—	508,407
Other comprehensive income	—	—	—	—	4,378	4,378
Cash dividends, $0.10 per share	—	—	—	(11,191)	—	(11,191)
Issuance of common stock under Employee Stock Purchase Plan	199,464	2	3,185	—	—	3,187
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	291,745	3	(2,978)	—	—	(2,975)
Stock-based compensation expense	63,741	—	23,908	—	—	23,908
Cumulative effect of accounting change	—	—	—	2,969	(2,969)	—
Other	—	—	—	—	—	—
Balances, December 31, 2018	112,241,966	$1,122	$1,765,738	$1,165,842	$(12,380)	$2,920,322

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2018
Consolidated Statements of Cash Flows
(in thousands)	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income (loss)	$309,732	$(26,258)	$508,407	$(160,843)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Net (gain) loss on divestiture activity	(1,261)	(537)	(426,917)	131,028
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	181,970	131,393	665,313	557,036
Impairment of proved properties	—	—	—	3,806
Abandonment and impairment of unproved properties	23,274	12,115	49,889	12,272
Stock-based compensation expense	6,228	6,540	23,908	22,700
Net derivative (gain) loss	(411,136)	115,778	(161,832)	26,414
Derivative settlement gain (loss)	(33,892)	(8,168)	(135,803)	21,234
Amortization of debt discount and deferred financing costs	3,716	3,798	15,258	16,276
Loss on extinguishment of debt	18	—	26,740	35
Deferred income taxes	81,036	(124,608)	141,708	(192,066)
Other, net	2,371	5,267	287	7,885
Changes in current assets and liabilities:
Accounts receivable	(2,526)	(7,505)	(30,152)	13,997
Prepaid expenses and other	7,234	7,002	(729)	(1,953)
Accounts payable and accrued expenses	(2,055)	23,425	23,819	44,985
Accrued derivative settlements	14,743	6,538	20,733	12,584
Net cash provided by operating activities	179,452	144,780	720,629	515,390

Cash flows from investing activities:
Net proceeds from the sale of oil and gas properties	5,310	(1,646)	748,509	776,719
Capital expenditures	(270,600)	(263,384)	(1,303,188)	(888,353)
Acquisition of proved and unproved oil and gas properties	(8,684)	(2,507)	(33,255)	(89,896)
Net cash used in investing activities	(273,974)	(267,537)	(587,934)	(201,530)

Cash flows from financing activities:
Proceeds from credit facility	—	—	—	406,000
Repayment of credit facility	—	—	—	(406,000)
Net proceeds from senior notes	—	—	492,079	—
Cash paid to repurchase Senior Notes, including premium	(18)	—	(845,002)	(2,357)
Net proceeds from sale of common stock	1,306	885	3,187	2,623
Dividends paid	(5,607)	(5,581)	(11,191)	(11,144)
Other, net	—	(19)	(7,746)	(1,411)
Net cash used in financing activities	(4,319)	(4,715)	(368,673)	(12,289)

Net change in cash, cash equivalents, and restricted cash	(98,841)	(127,472)	(235,978)	301,571
Cash, cash equivalents, and restricted cash at beginning of period	176,806	441,415	313,943	12,372
Cash, cash equivalents, and restricted cash at end of period	$77,965	$313,943	$77,965	$313,943

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2018
Adjusted EBITDAX (1)
(in thousands)

Reconciliation of net income (loss) (GAAP) to adjusted EBITDAX (non-GAAP) to net cash provided by operating activities (GAAP):	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2018	2017	2018	2017
Net income (loss) (GAAP)	$309,732	$(26,258)	$508,407	$(160,843)
Interest expense	38,056	43,618	160,906	179,257
Interest income (2)	(596)	(1,067)	(5,191)	(3,968)
Income tax expense (benefit)	82,028	(117,145)	143,370	(182,970)
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	181,970	131,393	665,313	557,036
Exploration (3)(4)	12,859	13,392	49,627	48,413
Impairment of proved properties	—	—	—	3,806
Abandonment and impairment of unproved properties	23,274	12,115	49,889	12,272
Stock-based compensation expense	6,228	6,540	23,908	22,700
Net derivative (gain) loss	(411,136)	115,778	(161,832)	26,414
Derivative settlement gain (loss)	(33,892)	(8,168)	(135,803)	21,234
Net (gain) loss on divestiture activity	(1,261)	(537)	(426,917)	131,028
Loss on extinguishment of debt	18	—	26,740	35
Other, net	1,901	3,200	1,977	8,820
Adjusted EBITDAX (4) (non-GAAP)	$209,181	$172,861	$900,394	$663,234
Interest expense	(38,056)	(43,618)	(160,906)	(179,257)
Interest income (2)	596	1,067	5,191	3,968
Income tax (expense) benefit	(82,028)	117,145	(143,370)	182,970
Exploration (3)(4)	(12,859)	(13,392)	(49,627)	(48,413)
Amortization of debt discount and deferred financing costs	3,716	3,798	15,258	16,276
Deferred income taxes	81,036	(124,608)	141,708	(192,066)
Other, net (4)	470	2,067	(1,690)	(935)
Changes in current assets and liabilities	17,396	29,460	13,671	69,613
Net cash provided by operating activities (GAAP)	$179,452	$144,780	$720,629	$515,390
(1) Adjusted EBITDAX represents net income (loss) before interest expense, interest income, income taxes, depletion, depreciation, amortization and asset retirement obligation liability accretion expense, exploration expense, property abandonment and impairment expense, non-cash stock-based compensation expense, derivative gains and losses net of settlements, gains and losses on divestitures, gains and losses on extinguishment of debt, and certain other items. Adjusted EBITDAX excludes certain items that we believe affect the comparability of operating results and can exclude items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. Adjusted EBITDAX is a non-GAAP measure that we present because we believe it provides useful additional information to investors and analysts, as a performance measure, for analysis of our ability to internally generate funds for exploration, development, acquisitions, and to service debt. We are also subject to financial covenants under our Credit Agreement based on adjusted EBITDAX ratios. In addition, adjusted EBITDAX is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions. Adjusted EBITDAX should not be considered in isolation or as a substitute for net income (loss), income (loss) from operations, net cash provided by operating activities, or other profitability or liquidity measures prepared under GAAP. Because adjusted EBITDAX excludes some, but not all items that affect net income (loss) and may vary among companies, the adjusted EBITDAX amounts presented may not be comparable to similar metrics of other companies. Our credit facility provides a material source of liquidity for us. Under the terms of our Credit Agreement, if we failed to comply with the covenants that establish a maximum permitted ratio of total funded debt, as defined in the Credit Agreement, to adjusted EBITDAX, we would be in default, an event that would prevent us from borrowing under our credit facility and would therefore materially limit our sources of liquidity. In addition, if we are in default under our credit facility and are unable to obtain a waiver of that default from our lenders, lenders under that facility and under the indentures governing our outstanding Senior Notes and Senior Convertible Notes would be entitled to exercise all of their remedies for default.

(2) Interest income is included within the other non-operating income, net line item on the Company's consolidated statements of operations.
(3) Stock-based compensation expense is a component of exploration expense and general and administrative expense on the accompanying consolidated statements of operations. Therefore, the exploration line items shown in the reconciliation above will vary from the amount shown on the Company's accompanying consolidated statements of operations for the component of stock-based compensation expense recorded to exploration expense.

(4) Certain prior period amounts have been adjusted to conform to the current period presentation on the consolidated financial statements due to accounting standards updates.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2018
Adjusted Net Income (Loss)	For the Three Months		For the Twelve Months
(in thousands, except per share data)	Ended December 31,		Ended December 31,
	2018	2017	2018	2017
Net income (loss) (GAAP)	$309,732	$(26,258)	$508,407	$(160,843)
Net derivative (gain) loss	(411,136)	115,778	(161,832)	26,414
Derivative settlement gain (loss)	(33,892)	(8,168)	(135,803)	21,234
Net (gain) loss on divestiture activity	(1,261)	(537)	(426,917)	131,028
Impairment of proved properties	—	—	—	3,806
Abandonment and impairment of unproved properties	23,274	12,115	49,889	12,272
Loss on extinguishment of debt	18	—	26,740	35
Other, net(1)	1,901	8,200	2,777	13,820
Tax effect of adjustments(2)	91,378	(45,987)	139,997	(75,308)
US tax reform(3)	—	(63,675)	—	(63,675)
Adjusted net income (loss) (non-GAAP)(4)	$(19,986)	$(8,532)	$3,258	$(91,217)

Net income (loss) per diluted common share (GAAP)	$2.73	$(0.24)	$4.48	$(1.44)
Net derivative (gain) loss	(3.63)	1.04	(1.43)	0.24
Derivative settlement gain (loss)	(0.30)	(0.07)	(1.20)	0.19
Net gain (loss) on divestiture activity	(0.01)	—	(3.76)	1.18
Impairment of proved properties	—	—	—	0.03
Abandonment and impairment of unproved properties	0.21	0.11	0.44	0.11
Loss on extinguishment of debt	—	—	0.24	—
Other, net(1)	0.02	0.07	0.02	0.12
Tax effect of adjustments(2)	0.80	(0.42)	1.24	(0.68)
US tax reform(3)	—	(0.57)	—	(0.57)
Adjusted net income (loss) per diluted common share (non-GAAP)	$(0.18)	$(0.08)	$0.03	$(0.82)

Basic weighted-average shares outstanding (GAAP)	112,138	111,611	111,912	111,428
Diluted weighted-average shares outstanding (GAAP)	113,286	111,611	113,502	111,428

Note: Amounts and percentage changes may not calculate due to rounding.

(1) For the three months ended December 31, 2018, the adjustment is related to impairment on materials inventory, the change in Net Profits Plan liability, and bad debt expense. For the twelve months ended December 31, 2018, the adjustment is related to impairment on materials inventory, the change in Net Profits Plan liability, bad debt expense and an accrual for a non-recurring matter. For the three-month and twelve-month periods ended December 31, 2017, the adjustment is related to impairment on materials inventory, pension settlement expense, the change in Net Profits Plan liability, bad debt expense, and an accrual for a non-recurring matter.

(2) For the three and twelve-month periods ended December 31, 2018, adjustments are shown before tax effect which is calculated using a tax rate of 21.7%, which approximates the Company's statutory tax rate adjusted for ordinary permanent differences. For the three and twelve-month periods ended December 31, 2017, adjustments are shown before tax effect which is calculated using a tax rate of 36.1%, which approximates the Company's statutory tax rate adjusted for ordinary permanent differences.

(3) US tax reform adjustment primarily relates to the enactment of the 2017 Tax Act on December 22, 2017, which reduced the Company's federal tax rate for 2018 and future years from 35 percent to 21 percent.

(4) Adjusted net income (loss) excludes certain items that the Company believes affect the comparability of operating results. Items excluded generally are non-recurring items or are items whose timing and/or amount cannot be reasonably estimated. These items include non-cash and other adjustments, such as derivative gains and losses net of settlements, impairments, net (gain) loss on divestiture activity, materials inventory loss, and gains or losses on extinguishment of debt. The non-GAAP measure of adjusted net income (loss) is presented because management believes it provides useful additional information to investors for analysis of SM Energy's fundamental business on a recurring basis. In addition, management believes that adjusted net income (loss) is widely used by professional research analysts and others as a performance measure in the valuation, comparison, and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions. Adjusted net income (loss) should not be considered in isolation or as a substitute for net income (loss), income (loss) from operations, cash provided by operating activities, or other income, profitability, cash flow, or liquidity measures prepared under GAAP. Since adjusted net income (loss) excludes some, but not all, items that affect net income (loss) and may vary among companies, the adjusted net income (loss) amounts presented may not be comparable to similarly titled measures of other companies.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2018

Regional proved oil and gas reserve quantities:

	Permian	Eagle Ford(1)	Total
Year-end 2018 proved reserves
Oil (MMBbl)	159.4	16.3	175.7
Gas (Bcf)	328.4	993.4	1,321.8
NGL (MMBbl)	0.2	107.2	107.4
Total (MMBoe)	214.3	289.1	503.4
% Proved developed	40%	55%	49%

(1) Includes nominal amounts outside of the Eagle Ford.

Total Capital Spend Reconciliation:
(in millions)

Reconciliation of costs incurred in oil & gas activities (GAAP) to total capital spend (non-GAAP)(1)(3)	For the Year Ended December 31, 2018

Costs incurred in oil and gas activities (GAAP):	$1,389.5
Asset retirement obligations	(6.8)
Capitalized interest	(20.6)
Proved property acquisitions(2)	(1.3)
Unproved property acquisitions	(32.3)
Other	0.6
Total capital spend (non-GAAP):	$1,329.1

(1) The non-GAAP measure of total capital spend is presented because management believes it provides useful information to investors for analysis of SM Energy's fundamental business on a recurring basis. In addition, management believes that total capital spend is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions. Total capital spend should not be considered in isolation or as a substitute for Costs Incurred or other capital spending measures prepared under GAAP. The total capital spend amounts presented may not be comparable to similarly titled measures of other companies.

(2) Includes approximately $0.3 million of ARO associated with proved property acquisitions for the year ended December 31, 2018.
(3) The Company completed several primarily non-monetary acreage trades in the Midland Basin during 2018 totaling $95.1 million of value attributed to the properties surrendered. This non-monetary consideration is not reflected in the costs incurred or capital spend amounts presented above.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2018

Discretionary Cash Flow Reconciliation:
(in millions)

Reconciliation of net cash provided by operating activities (GAAP) to discretionary cash flow (Non-GAAP)(1)	For the Three Months Ended December 31, 2018	For the Twelve Months Ended December 31, 2018

Net cash provided by operating activities (GAAP):	$179.5	$720.6
Net change in working capital	(17.4)	(13.7)
Exploration (2)(3)	12.9	49.6
Discretionary cash flow (non-GAAP):	$174.9	$756.6

Note: Amounts may not calculate due to rounding.

(1) Discretionary cash flow is defined as net cash provided by operating activities excluding changes in assets and liabilities, and exploration (included in our capital spend guidance). Discretionary cash flow is widely accepted as a financial indicator of an oil and gas company’s ability to generate cash which is used to internally fund exploration and development activities, pay dividends, and service debt. Discretionary cash flow is presented because management believes it provides useful information to investors when comparing our cash flows with the cash flows of other companies that use the full cost method of accounting for oil and gas producing activities, or have different financing and capital structures or tax rates. Discretionary cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities, as defined by GAAP, or as a measure of liquidity, or an alternative to net income.

(2) Exploration expense is added back in the calculation of discretionary cash flow because, for peer comparison purposes, this number is included in our reported total capital spend.
(3) Stock-based compensation expense is a component of exploration expense and general and administrative expense on the statements of operations. Therefore, the exploration line items shown in the reconciliation above will vary from the amount shown on the statements of operations for the component of stock-based compensation expense recorded to exploration expense.

PV-10 Reconciliation:
(in millions)

Reconciliation of standardized measure (GAAP) to PV-10 (non-GAAP)(1)	As of December 31,
	2018	2017

Standardized measure of discounted future net cash flows (GAAP):	$4,654.4	$3,024.1
Add: 10 percent annual discount, net of income taxes	3,847.1	2,573.2
Add: future undiscounted income taxes	1,012.2	205.7
Undiscounted future net cash flows	9,513.7	5,803.0
Less: 10 percent annual discount without tax effect	(4,409.4)	(2,746.5)
PV-10 (non-GAAP):	$5,104.3	$3,056.5

PV-10 value of assets sold in 2018:	n/a	(207.3)
PV-10 pro-forma assets sold:	$5,104.3	$2,849.2

(1) The non-GAAP measure of PV-10 is presented because management believes it provides useful information to investors for analysis of SM Energy's fundamental business on a recurring basis. In addition, management believes that PV-10 is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions. PV-10 should not be considered in isolation or as a substitute for other measures prepared under GAAP.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS
December 31, 2018

Reconciliation of Net Debt
(in thousands)
As of December 31, 2018
Senior Notes (principal value from Note 5 of Form 10-K)	$2,476,796
Senior Convertible Notes (principal value from Note 5 of Form 10-K)	172,500
Revolving credit facility	—
Total funded debt	2,649,296
Less: Cash and cash equivalents	(77,965)
Net Debt	$2,571,331

Additional non-GAAP Measures Defined:
The Company defines Total capital spend as costs incurred, less ARO, capitalized interest and acquisitions. Total capital spend is presented because management believes that it provides useful information to investors in the analysis of SM Energy and is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry. Total capital spend should not be used in isolation or as a substitute to costs incurred or other capital spending measures under GAAP. Total capital spend may not be comparable to similarly titled measures of other companies. We are unable to provide a reconciliation of this forward-looking non-GAAP measure to the most comparable GAAP financial measure because certain information needed to reconcile this measure is dependent on future events, some of which are outside of the control of the Company. Moreover, estimating such GAAP measures with the required precision necessary to provide a meaningful reconciliation is extremely difficult and could not be accomplished without unreasonable effort.
The Company defines Net debt as the total principal value of outstanding senior notes, senior convertible notes plus balances drawn on the revolving credit facility (also referred to as total funded debt) less cash and cash equivalents. The Company presents this metric to help evaluate its capital structure and financial leverage and believes that it is widely used by professional research analysts, including credit analysts, and others in the evaluation of total leverage.